Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of December 26, 2024, by and TScan Therapeutics, Inc., a Delaware corporation (the “Company”), and the purchasers identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser”).

RECITALS

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act, the Company desires to issue and sell to the Purchasers, and the Purchasers, severally and not jointly, desire to purchase from the Company, certain pre-funded warrants, in the form attached hereto as Exhibit A (the “Pre-Funded Warrants”), to purchase up to 7,500,000 shares of the Company’s voting common stock, par value $0.0001 per share (the “Voting Common Stock”);

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Purchasers hereby agree as follows:

ARTICLE I.

DEFINITIONS

Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Article I:

“8-K Filing” has the meaning set forth in Section 4.3.

“Action” means any action, suit, inquiry, notice of violation, arbitration, complaint, proceeding (including any partial proceeding such as a deposition) or investigation pending or, to the Company’s Knowledge, threatened in writing against the Company, any Subsidiary or any of their respective properties or any officer, director or employee of the Company or any Subsidiary acting in his or her capacity as an officer, director or employee before or by any federal, state, county, local or foreign court, arbitrator, governmental or administrative agency, regulatory authority, stock market, stock exchange or trading facility.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, Controls, is controlled by or is under common control with such Person, as such terms are used in and construed under Rule 405 under the Securities Act. With respect to a Purchaser, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Purchaser will be deemed to be an Affiliate of such Purchaser. For the avoidance of doubt, if a Purchaser is an investment fund or other investment vehicle, such Purchaser shall be deemed not to be an Affiliate of (i) any direct or indirect portfolio company of such Purchaser or its Affiliates or (ii) any direct or indirect limited partner of such Purchaser or its Affiliates.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Board of Directors” means the board of directors of the Company.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York are open for the general transaction of business.

“Bylaws” means the Company’s Bylaws as amended and restated and as in effect on the date hereof.

“Certificate of Incorporation” means the Company’s certificate of incorporation, as amended and restated and as in effect on the date hereof.

“CLIA” has the meaning set forth in Section 3.1(m).

“Closing” means the closing of the purchase and sale of the Pre-Funded Warrants pursuant to this Agreement.

“Closing Date” has the meaning set forth in Section 2.1(b).

“Company” shall have the meaning ascribed to such term in the Preamble.

“Company Deliverables” has the meaning set forth in Section 2.2(a).

“Company’s Knowledge” means with respect to any statement made to the knowledge of the Company, that the statement is based upon the actual knowledge of the executive officers (as defined in Rule 405 under the Securities Act) of the Company.

“Control” (including the terms “controlling,” “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Environmental Laws” has the meaning set forth in Section 3.1(k).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“FDA” has the meaning set forth in Section 3.1(m).

“GAAP” has the meaning set forth in Section 3.1(f).

“Health Care Laws” has the meaning set forth in Section 3.1(m).

“HIPAA” has the meaning set forth in Section 3.1(m).

“Intellectual Property Rights” has the meaning set forth in Section 3.1(j).

“Material Adverse Effect” means any material adverse effect on (i) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions, (D) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (E) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, (ii) the enforceability of any Transaction Document, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.

“OFAC” has the meaning set forth in Section 3.1(y).

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Pre-Funded Warrants” has the meaning set forth in the Recitals.

“Press Release” has the meaning set forth in Section 4.3.

“Principal Trading Market” means the Trading Market on which the Common Stock is primarily listed on and quoted for trading, which, as of the date of this Agreement and the Closing Date, shall be the Nasdaq Global Market.

“Proceeding” means an action, claim, suit, investigation or legal proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement, at the time it was declared effective by the SEC.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the SEC and delivered by the Company to the Purchaser on or prior to the date hereof.

“Purchaser” has the meaning ascribed to such term in the Preamble.

“Purchaser Deliverables” has the meaning set forth in Section 2.2(b).

“Registration Statement” means the effective shelf registration statement on Form S-3 filed with the SEC on November 9, 2022 (File No. 333-268260), including all information, documents and exhibits filed with or incorporated by reference into such registration statement, which registers the sale of the Pre-Funded Warrants, the shares of Voting Common Stock issuable upon exercise of the Pre-Funded Warrants and other securities of the Company.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 3.1(f).

“Sanctions” has the meaning set forth in Section 3.1(y).

“Sanctioned Country” has the meaning set forth in Section 3.1(y).

“Sanctioned Person” has the meaning set forth in Section 3.1(y).

“Securities Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Stock Plans” has the meaning set forth in Section 3.1(c).

“Subscription Amount” means, with respect to a Purchaser, the aggregate amount to be paid for the Pre-Funded Warrants purchased hereunder by such Purchaser as indicated on the signature page of such Purchaser to this Agreement.

“Subsidiary” means any entity in which the Company, directly or indirectly, owns sufficient capital stock or holds a sufficient equity or similar interest such that it is consolidated with the Company in the financial statements of the Company.

“Trading Day” means (i) a day on which the Common Stock is listed or quoted and traded on its Principal Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported in the “pink sheets” by Pink Sheets LLC (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) or (iii) hereof, then Trading Day shall mean a Business Day.

“Trading Market” means whichever of the New York Stock Exchange, the NYSE American, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or the OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

“Transaction Documents” means this Agreement, the Pre-Funded Warrants, the schedules and exhibits attached thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Voting Common Stock” has the meaning set forth in the Recitals, and also includes any securities into which the Voting Common Stock may hereafter be reclassified or changed.

“Warrant Shares” means the shares of Voting Common Stock issuable upon exercise of the Pre-Funded Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1 Closing.

(a) Purchase of Securities. Subject to the terms and conditions set forth in this Agreement, at the Closing, the Company shall issue and sell to each Purchaser, and each Purchaser shall purchase from the Company, the Pre-Funded Warrants to purchase up to such number of Voting Common Stock as set forth on such Purchaser’s signature page to this Agreement at a purchase price equal to $4.00 per Pre-Funded Warrant to purchase one Warrant Share and an exercise price equal to $0.0001 per Warrant Share.

(b) Closing. Subject to the satisfaction or waiver of the conditions set forth in Section 2.3 and Section 2.4 of this Agreement (other than those conditions that by their nature can only be satisfied at the Closing), the Closing of the purchase and sale of the Pre-Funded Warrants shall take place remotely on the first (1st) Trading Date after the date hereof, or such other date as the parties hereto mutually agree (the date on which the Closing occurs, the “Closing Date”), via the exchange of executed documents and funds.

(c) Payment. At the Closing, each Purchaser shall deliver the Subscription Amount of such Purchaser as set forth on such Purchaser’s signature page to this Agreement in immediately available funds by wire transfer to a bank account designated by the Company against delivery of the Pre-Funded Warrants purchased by such Purchaser.

(d) Delivery of Pre-Funded Warrants. At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the Pre-Funded Warrants purchased by such Purchaser, registered in the name of such Purchaser (or its nominee in accordance with such Purchaser’s delivery instructions) to purchase the Warrant Shares.

2.2 Closing Conditions; Closing Deliveries.

(a) Company Closing Deliverables. At or prior to the Closing, the Company shall issue, deliver or cause to be delivered to each Purchaser the following (the “Company Deliverables”):

(i) the Pre-Funded Warrants to purchase such number of Warrant Shares as indicated on such Purchaser’s signature page to this Agreement, registered in the name of such Purchaser duly executed by the Company;

(ii) a certificate of the Secretary of the Company, dated as of the Closing Date, in form and substance reasonably satisfactory to such Purchaser, (a) certifying the resolutions adopted by the Board of Directors or a duly authorized committee thereof approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Pre-Funded Warrants, (b) certifying the current versions of the Certificate of Incorporation and Bylaws and (c) certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company; and

(iii) a certificate of an officer of the Company, dated as of the Closing Date, certifying the fulfillment of the conditions specified in Sections 2.3(a), 2.3(b), 2.3(c), 2.3(d), 2.3(e) and 2.3(g), in form and substance reasonably satisfactory to such Purchaser;

(iv) an opinion of Goodwin Procter LLP, U.S. counsel for the Company, addressed to such Purchaser, and dated as of the Closing Date, in form and substance reasonably satisfactory to such Purchaser; and

(v) the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(b) Purchaser Deliverables. At or prior to the Closing, each Purchaser shall deliver or cause to be delivered to the Company the following (the “Purchaser Deliverables”):

(i) the Subscription Amount of such Purchaser, in U.S. dollars and in immediately available funds, by wire transfer in accordance with the Company’s written instructions.

2.3 Conditions Precedent to the Obligations of Purchaser. The obligation of a Purchaser to acquire the Pre-Funded Warrants to be purchased by such Purchaser under this Agreement at the Closing is subject to the fulfillment to such Purchaser’s satisfaction, on or prior to the Closing Date, of each of the following conditions, any of which may be waived by the Purchaser (as to itself only and not as to any other Purchasers):

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made on and as of such date, except for such representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date; provided, however, any representations or warranties qualified as to materiality or Material Adverse Effect shall be true and correct in all respects.

(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing.

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents.

(d) Consents. The Company shall have obtained in a timely fashion any and all consents, permits, approvals, registrations and waivers necessary for consummation of the purchase and sale of the Pre-Funded Warrants, all of which shall be and remain so long as necessary in full force and effect.

(e) No Suspensions of Trading in Common Stock; Listing. The Common Stock (i) shall be approved for quotation or listing on the Principal Trading Market and (ii) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Trading Market from trading on the Principal Trading Market. The Company shall have filed with the Principal Trading Market a Notification Form: Listing of Additional Shares for the listing of the Warrant Shares.

(f) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2.2(a).

(g) No Material Adverse Effect. Since the date of this Agreement, there shall not have occurred a Material Adverse Effect.

2.4 Conditions Precedent to the Obligations of the Company. The Company’s obligation to sell and issue the applicable Pre-Funded Warrants to a Purchaser at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) Representations and Warranties. The representations and warranties made by such Purchaser in Section 3.2 hereof shall be true and correct in all material respects (except for those representations and warranties which are qualified as to materiality, in which case such representations and warranties shall be true and correct in all respects) as of the date when made, and as of the Closing Date as though made on and as of such date, except for such representations and warranties that speak as of a specific date which shall be true and correct in all material respects as of such date.

(b) Performance. Such Purchaser shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by such Purchaser at or prior to the Closing Date.

(c) Purchaser’s Deliverables. Such Purchaser shall have delivered the Purchaser Deliverables in accordance with Section 2.2(b).

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1 Representations and Warranties of the Company. The Company hereby represents and warrants as of the date hereof and the Closing Date (except for the representations and warranties that speak as of a specific date, which shall be made as of such date and except as set forth in the SEC Documents), to each Purchaser that:

(a) Organization and Qualification. Each of the Company and its Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing (to the extent such concept is applicable) under the laws of the jurisdiction in which it is chartered or organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in each of the Registration Statement, the Prospectus and the Prospectus Supplement, and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to qualify would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries.

(b) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and shareholders is necessary for, the authorization, execution and delivery of the Transaction Documents. The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and to general equitable principles. As of the Closing Date, the Company has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and shareholders is necessary for, (i) the authorization of the performance of all obligations of the Company under the Transaction Documents, and (ii) the authorization, issuance (or reservation for issuance) and delivery of the Pre-Funded Warrants.

(c) Capitalization. The total number of shares of all classes of capital stock that the Company is authorized to issue is 320,000,000 shares, all with par value $0.0001 per share, of which (i) 300,000,000 shares are a class designated as voting common stock, (ii) 10,000,000 shares are a class designated as non-voting common stock and (iii) 10,000,000 shares are a class designated as preferred stock. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Document containing such disclosure was accurate in all material respects as of the date indicated in such SEC Document. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and are non-assessable. None of the issued and outstanding shares of the Company were issued in violation of any preemptive rights. As of the date hereof, and except as disclosed in the SEC Documents or as provided in any of the Transaction Documents, (i) no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company, (ii) there are no outstanding debt securities, (iii) except for outstanding securities of the Company under the equity incentive plans of the Company disclosed in the SEC Documents (the “Stock Plans”), there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act, (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Pre-Funded Warrants or Warrant Shares as described in this Agreement and (vii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.

(d) Valid Issuance; Registration. The Pre-Funded Warrants will upon Closing be duly authorized, executed and delivered by the Company and, when delivered and paid for in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms. The Pre-Funded Warrants are being offered, issued, and sold under the Registration Statement, the Prospectus and the Prospectus Supplement. The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement. The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus or the Prospectus Supplement has been issued by the SEC and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened in writing by the SEC. The Company, if required by the rules and regulations of the SEC, shall file the Prospectus Supplement with the SEC pursuant to Rule 424(b). At the time the Registration Statement and any post-effective amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus Supplement and any amendments or supplements thereto, at the time the Prospectus Supplement or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company is eligible to use Form S-3 under the Securities Act and it meets the transaction requirements as set forth in General Instruction I.B.1 of Form S-3 The Warrant Shares will be duly and validly authorized and reserved for issuance and, upon exercise of Pre-Funded Warrants, in accordance with their respective terms, including the payment of any exercise price therefor, will be validly issued, fully paid and nonassessable and will be free and clear of all liens, encumbrances and rights of refusal of any kind, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws.

(e) No Violation or Default. Neither the Company nor any of its Subsidiaries is in violation or default of (i) any provision of its Certificate of Incorporation or the Bylaws, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except in the case of clauses (ii) and (iii), for such violation or default as would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries.

(f) SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates and to the Company’s Knowledge, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder. None of the SEC Documents, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. The Company has received no notices or correspondence from the SEC for the one year preceding the date hereof. To the Company’s Knowledge, the SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.

(g) Absence of Certain Changes. Since December 31, 2023, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company or its Subsidiaries. The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any bankruptcy law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings. The Company is financially solvent and is generally able to pay its debts as they become due. No event, liability, fact, circumstance, occurrence or development (including, without limitation, any fundamental transaction, change of control or similar event under any agreement (including, without limitation, any employment agreement)) has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its business, properties, operations, assets or financial condition that, but for the passage of time, would be required to be disclosed by the Company under applicable securities laws at the time this representation is made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

(h) Absence of Change of Control. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, and the issuance of the Pre-Funded Warrants on the Closing Date do not and will not result in any fundamental transaction, change of control or similar event, the requirement to make any payment or adjustment or issue any shares of Voting Common Stock or other securities with respect to any fundamental transaction, change of control or similar event, or an event that with the passage of time could result in a fundamental transaction, change of control or similar event under any agreement (including, without limitation, any employment agreement), outstanding security (including, without limitation, any option or warrant to purchase Voting Common Stock), other instrument or under any applicable law and regulations (including the rules of the Principal Trading Market).

(i) Absence of Litigation. Except as described in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s Knowledge or to the knowledge of any of its Subsidiaries, threatened against or affecting the Company, the Voting Common Stock or any of the Company’s or its Subsidiaries’ officers or directors in their capacities as such, which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on the Company and its Subsidiaries.

(j) Intellectual Property Rights. Except as described in the SEC Documents and except as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, (i) the Company and its Subsidiaries own, have a valid license to use, or can acquire on commercially reasonable terms adequate rights to use, all patents, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names and all other intellectual property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property Rights”) used in or reasonably necessary to the conduct of their respective businesses as now conducted by them; (ii) there is no pending or, to the Company’s Knowledge, threatened action, suit, proceeding or claim by others challenging the validity, scope or enforceability of, or any rights of the Company or any of its Subsidiaries in, any such Intellectual Property Rights owned by or exclusively licensed to the Company and to the Knowledge of the Company, all such Intellectual Property Rights are valid and enforceable; (iii) neither the Company nor any of its Subsidiaries has received any written notice alleging any infringement, misappropriation or other violation of Intellectual Property Rights and there is no pending action, suit, proceeding or claim alleging that the Company or any of its Subsidiaries has infringed, misappropriated or otherwise violated any Intellectual Property Rights; (iv) to the Company’s Knowledge, no third party is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned by or exclusively licensed to the Company or any of its Subsidiaries; (v) to the Company’s Knowledge, neither the Company nor any of its Subsidiaries infringes, misappropriates or otherwise violates, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights; (vi) all employees or contractors engaged in the development of Intellectual Property Rights on behalf of the Company or any of its Subsidiaries have executed an invention assignment agreement whereby such employees or contractors presently assign all of their right, title and interest in and to such Intellectual Property Rights to the Company or its applicable Subsidiary, and to the Company’s Knowledge no such agreement has been breached or violated; and (vii) the Company and its Subsidiaries use, and have used, reasonable efforts in accordance with normal industry practice to appropriately maintain the confidentiality of all Intellectual Property Rights of the Company and its Subsidiaries the value of which to the Company or any of its Subsidiaries is contingent upon maintaining the confidentiality thereof, and no such Intellectual Property Rights have been disclosed other than to employees, representatives and agents of the Company or any of its Subsidiaries, all of whom are bound by written confidentiality agreements.

(k) Environmental Laws. The Company and each of its Subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries.

(l) Title. The Company and its Subsidiaries do not own any real property. The Company and its Subsidiaries have good and marketable title to all personal property (excluding intellectual property, which is addressed exclusively in Section 3(j)) owned by them which is material to the business of the Company and its Subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects except such as do not materially diminish the value of such property and do not interfere in any material respect with the use made and proposed to be made of such property by the Company and its Subsidiaries; and any real property and buildings held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and, to the Knowledge of the Company, enforceable leases with such exceptions as are not material and do not interfere in any material respect with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries, in each case except as described in the SEC Documents.

(m) Healthcare Regulations. Except as would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, the Company has operated at all times and is currently in compliance with all applicable statutes, rules and regulations of the U.S. Food and Drug Administration (the “FDA”) and applicable foreign regulatory authorities, including the European Medicines Agency and the UK Medicines & Healthcare products Regulatory Agency (collectively, the “Regulatory Authorities”), including, without limitation:

(i) the Federal Food, Drug, and Cosmetic Act and the regulations promulgated thereunder;

(ii) applicable federal, state, local and foreign health care laws, including the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the Civil Monetary Penalties Law (42 U.S.C. § 1320a-7a), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), all applicable federal, state, local and all foreign criminal laws relating to health care fraud and abuse, including but not limited to false statements relating to health care matters (42 U.S.C. Section 1320a-7b(a)), 18 U.S.C. Sections 286 and 287, and the health care fraud criminal provisions under the U.S. Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) (42 U.S.C. Section 1320d et seq.), the exclusion laws, the statutes, regulations and directives of applicable government funded or sponsored healthcare programs, and the regulations promulgated pursuant to such statutes;

(iii) the Standards for Privacy of Individually Identifiable Health Information, the Security Standards, and the Standards for Electronic Transactions and Code Sets promulgated under HIPAA, the Health Information Technology for Economic and Clinical Health Act (42 U.S.C. Section 17921 et seq.), and the regulations promulgated thereunder and any state or non-U.S. counterpart thereof or any other law or regulation the purpose of which is to protect the privacy of individuals or prescribers;

(iv) the Patient Protection and Affordable Care Act of 2010, as amended by the Health Care and Education Reconciliation Act of 2010, the regulations promulgated thereunder;

(v) the U.S. Controlled Substances Act (21 U.S.C. Section 801 et seq.);

(vi) the Clinical Laboratories Improvement Act of 1967, as amended) (“CLIA”);

(vii) licensure, quality, safety and accreditation requirements under applicable federal, state, local or foreign laws or regulatory bodies; and

(viii) all other local, state, federal, national, supranational and foreign laws, relating to the regulation of the Company and the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product under development, manufactured or distributed by the Company; (clauses (i) through (viii), collectively, “Health Care Laws”).

Except as would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, (i) the Company has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Health Care Laws, and, all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were timely, complete, accurate and not misleading on the date filed (or were corrected or supplemented by a subsequent submission); (ii) the Company has not received written notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any court or arbitrator or Regulatory Authority, other governmental entity or third party alleging that any Company or product operation or activity is in violation of any Health Care Laws, including, without limitation, any FDA Form 483, notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the FDA or any other Regulatory Authority or governmental entity, nor, to the Company’s knowledge, is any such claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action threatened; (iii) the Company is not a party to any corporate integrity agreements, monitoring agreements, consent decrees, settlement orders, or similar agreements with or imposed by any Regulatory Authority or other governmental entity; and (iv) neither the Company nor its employees, officers or directors has been excluded, suspended or debarred from participation in any U.S. federal health care program or human clinical research or, to the knowledge of the Company, is subject to an inquiry, investigation, proceeding or other similar action by a Regulatory Authority or other governmental entity that could reasonably be expected to result in debarment, suspension, or exclusion.

(n) Clinical Trials. (i) Except as would not reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole, the studies, tests and preclinical and clinical trials conducted by or, to the Company’s knowledge, on behalf of or sponsored by the Company or in which the Company has participated, were, and if still pending are being conducted in accordance with standard medical and experimental protocols, procedures and controls pursuant to accepted professional scientific research standards and procedures, and all applicable Health Care Laws, the rules and regulations of the Regulatory Authorities and, to the extent required, current Good Clinical Practices and Good Laboratory Practices; (ii) the descriptions of the results of such studies and trials contained in each of the Registration Statement, the Prospectus or the Prospectus Supplement are accurate and complete in all material respects and fairly present the data derived from such trials and studies; (iii) the Company has no knowledge of any other studies or trials not described in each of the Registration Statement, the Prospectus and the Prospectus Supplement, the results of which are materially inconsistent with or call into question the results described or referred to in each of the Registration Statement, the Prospectus and the Prospectus Supplement; and (iv) the Company has not received any written notices or correspondence from any Regulatory Authority or any other governmental entity requiring the termination, material modification or suspension of any studies or trials that are described in each of the Registration Statement, the Prospectus and the Prospectus Supplement or the results of which are referred to in each of the Registration Statement, the Prospectus and the Prospectus Supplement. The Company’s clinical laboratory tests are conducted in material compliance with all applicable Health Care Laws, and, to the extent applicable, the respective counterparts thereof promulgated by governmental authorities in countries outside the United States. The Company has not received written notice from any Regulatory Authority alleging or asserting noncompliance with any applicable Health Care Law. To the Company’s Knowledge, neither the FDA nor any other governmental authority is considering such action.

(o) Tax Status. The Company and each of its Subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except where the failure to file would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect on the Company and its Subsidiaries) and have paid all taxes required to be paid thereon (except for cases in which the failure to file or pay would not reasonably be expected to, singly or in the aggregate, have a Material Adverse Effect on the Company and its Subsidiaries, or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company), and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which, individually or in the aggregate, has had (nor does the Company nor any of its Subsidiaries have any notice or knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which could reasonably be expected to have) a Material Adverse Effect on the Company and its Subsidiaries.

(p) Transactions With Affiliates. Except as set forth in the SEC Documents, to the Company’s Knowledge, none of the officers or directors of the Company, the Company’s stockholders, the officers or directors of any stockholder of the Company, or any family member or affiliate of any of the foregoing, has either directly or indirectly any interest in, or is a party to, any transaction that would be required to be disclosed as a related party transaction pursuant to Rule 404 of Regulation S-K promulgated under the Securities Act.

(q) Foreign Corrupt Practices; Anti-Bribery and Anti-Money Laundering Laws. Neither the Company, nor to the Company’s Knowledge, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption laws; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(r) Sarbanes-Oxley. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.

(s) Investment Company. Neither the Company nor any Subsidiary is, and, following the consummation of the transactions contemplated by this Agreement, will not be, an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the SEC promulgated thereunder.

(t) Listing and Maintenance Requirements. The Voting Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to the Company’s Knowledge is likely to have the effect of, terminating the registration of the Voting Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. The Company has not, in the twelve months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Trading Market. The Company is in compliance with all such listing and maintenance requirements.

(u) Independent Accountants. Deloitte & Touche LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Registration Statement, the Prospectus and the Prospectus Supplement, are independent public accountants with respect to the Company within the meaning of the Securities Act and the applicable published rules and regulations thereunder.

(v) No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Pre-Funded Warrants, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Pre-Funded Warrants, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company in violation of Regulation M promulgated under the Exchange Act.

(w) Shell Company Status. The Company is not currently, and has never been, an issuer identified in Rule 144(i)(1) under the Securities Act.

(x) Accounting Controls and Disclosure Controls and Procedures. The Company and each of its Subsidiaries taken as a whole maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(y) Sanction Laws. Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries (i) is, or is controlled or 50% or more owned in the aggregate by or is acting on behalf of, one or more individuals or entities that are currently the subject of any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, a member state of the European Union (including sanctions administered or enforced by Her Majesty’s Treasury of the United Kingdom) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”), (ii) is located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned

Country”) or (iii) will, directly or indirectly, use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that would result in a violation of any Sanctions by, or would result in the imposition of Sanctions against, any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise). Neither the Company nor any of its Subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding three (3) years, nor does the Company or any of its Subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country.

3.2 Representations and Warranties of the Purchaser. Each Purchaser severally and not jointly represents and warrants as of the date hereof and as of the Closing Date to the Company as follows:

(a) Organization; Good Standing. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of its jurisdiction of incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated under this Agreement and otherwise to carry out its obligations hereunder. The Purchaser has or will have all requisite power and authority to enter into this Agreement, to purchase the Pre-Funded Warrants and to perform its obligations under and to carry out the transactions contemplated by this Agreement, and no further approval or authorization by any of its members or other equity owners, as the case may be, is required.

(b) Requisite Power and Authority. The Purchaser has all necessary power and authority to execute and deliver this Agreement and all action on the Purchaser’s part required for the lawful execution and delivery of this Agreement has been taken. This Agreement has been duly and validly executed and delivered by the Purchaser and, assuming due authorization, execution and delivery by the Company and other Purchasers, constitutes valid and binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of indemnification provisions may be limited by applicable laws.

(c) No Conflicts; Consents. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (ii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Purchase Agreement or the consummation of the transactions contemplated by this Agreement, , and (iii) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

(d) Experience. The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Pre-Funded Warrants, including investments in securities issued by the Company and comparable entities, has the ability to bear the economic risks of an investment in the Pre-Funded Warrants.

(e) Investment Decision. The Purchaser understands that nothing in this Purchase Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Pre-Funded Warrants constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Pre-Funded Warrants and has determined based on its own independent review and such professional advice that its purchase of the Pre-Funded Warrants and participation in the transactions contemplated by this Agreement (i) are fully consistent with its financial needs, objectives and condition, (ii) comply and are fully consistent with all investment policies, guidelines and other restrictions applicable to it and (iii) are a fit, proper and suitable investment for it, notwithstanding the substantial risks inherent in investing in or holding the Pre-Funded Warrants.

(f) Risk of Loss. The Purchaser understands that its investment in the Pre-Funded Warrants involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Pre-Funded Warrants.

(g) Short Sales; Confidentiality. The Purchaser has not taken, during the period commencing as of the time that the Purchaser was first contacted by the Company or any other Person regarding the transactions contemplated hereby, and prior to the date hereof, any action that has caused or will cause the Purchaser to have, directly or indirectly, sold or agreed to sell any shares of Voting Common Stock, effected any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Voting Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Voting Common Stock, other than consummating the transactions contemplated hereunder. Notwithstanding the foregoing, if the Purchaser is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of the Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of the Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Pre-Funded Warrants covered by this Agreement. Other than to the Purchaser’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

(h) Broker. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Purchaser.

(i) No Intent to Effect a Change of Control. The Purchaser has no present intent to effect a “change of control” of the Company as such term is understood under the rules promulgated pursuant to Section 13(d) of the Exchange Act.

The Company and each Purchaser acknowledge and agree that no party to this Agreement has made or makes any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this Article III and the Transaction Documents.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1 Furnishing of Information. Until the time that none of Purchasers hold the Pre-Funded Warrants or the Warrant Shares, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act, provided that the Company is then subject to the reporting requirements of the Exchange Act.

4.2 No Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Pre-Funded Warrants for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

4.3 Securities Laws Disclosure; Publicity. The Company shall: (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby (the “Press Release”), and (b) by 9:30 a.m. (New York City time) on the fourth (4th) Trading Day following the date hereof, file a Current Report on Form 8-K disclosing the material terms of the transactions contemplated hereby in the form required by the Exchange Act and attaching as exhibits to such Current Report on Form 8-K form of this Agreement and the form of the Pre-Funded Warrants (including all attachments, the “8-K Filing”). From and after the issuance of the Press Release, the Company represents to the Purchaser that it shall have publicly disclosed all material, non-public information delivered to the Purchaser by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by this Agreement. In addition, effective upon the issuance of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, with respect to the transactions contemplated by this Agreement shall terminate. The Company shall not publicly disclose the name of the Purchaser, or include the name of any Purchaser in any filing with the SEC or any regulatory agency or the Principal Trading Market, without the prior written consent of such Purchaser, except as required by securities laws or the rules of the SEC or the Principal Trading Market.

4.4 Listing of Common Stock. In the time and manner required by the Principal Trading Market, the Company shall prepare and file with such Principal Trading Market an additional shares listing notification covering all of the Warrant Shares. The Company will use commercially reasonable efforts to continue the listing and trading of its Voting Common Stock on the Principal Trading Market and, in accordance therewith, will use commercially reasonable efforts to comply in all material respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Trading Market, as applicable.

4.9 Reservation of Common Stock. As of the date hereof, the Company has reserved, and the Company shall continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Voting Common Stock for the purpose of enabling the Company to issue the Warrant Shares upon exercise of any Pre-Funded Warrant.

4.10 Short Sales and Confidentiality After the Date Hereof. Each Purchaser covenants that neither it nor any of its Affiliates acting on its behalf or pursuant to any understanding with it will trade in the securities of the Company or execute any Short Sales during the period from the date hereof until the earlier of such time as (i) the transactions contemplated by this Agreement are first publicly announced or (ii) this Agreement is terminated in full. Each Purchaser covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company, such Purchaser and its Affiliates will maintain the confidentiality of the existence and terms of this Agreement, other than, in each case, to such Person’s outside attorney, accountant, auditor or investment advisor only to the extent necessary to permit evaluation of the investment, and the performance of the necessary or required tax, accounting, financial, legal, or administrative tasks and services and other than as may be required by law.

ARTICLE V.

MISCELLANEOUS

5.1 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Company shall pay all stamp taxes and other taxes and duties levied in connection with the sale and issuance of the Pre-Funded Warrants to the Purchasers.

5.2 Entire Agreement. The Transaction Documents, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.3 Notices. All notices required or permitted under this Agreement must be in writing and sent to the address identified below. Notices must be given: (a) by personal delivery, with receipt acknowledged; (b) by email followed by hard copy delivered by the methods under clause (c) or (d); (c) by prepaid certified or registered mail, return receipt requested; or (d) by prepaid reputable overnight delivery service. Notices shall be effective upon receipt. Either party may change its notice address by providing the other party written notice of such change. Notices shall be delivered as follows:

If to the Company:	TScan Therapeutics, Inc.
830 Winter Street
Waltham, Massachusetts 02451
Attn: Jason Amello, Chief Financial Officer
Email: jamello@tscan.com

With a copy to:	Goodwin Procter LLP
100 Northern Avenue
Boston, MA 02110
Attn: William D. Collins; Finn Murphy
Email: WCollins@goodwinlaw.com; FMurphy@goodwinlaw.com

If to a Purchaser:	At the address set forth on such Purchaser’s signature page hereto or such other address as may be designated in writing hereafter, in the same manner, by such Purchaser.

5.4 Amendments; Waivers. No amendment or waiver of any provision of this Agreement will be effective with respect to any party unless made in writing and signed by a duly authorized representative of such party. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

5.5 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

5.6 Successors and Assigns. This Agreement may not be assigned by a party hereto without the prior written consent of the other parties, provided, however, that a Purchaser may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate, to one or more funds or accounts managed by the investment manager or investment advisor of such Purchaser or by an Affiliate of such investment manager or investment adviser, or to a third party acquiring some or all of its Pre-Funded Warrants or Warrant Shares in a transaction complying with applicable securities laws without the prior written consent of the Company or the other Purchasers, provided such assignee agrees in writing to be bound by the provisions hereof that apply to such Purchaser. The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Without limiting the generality of the foregoing, in the event that the Company is a party to a merger, consolidation, share exchange or similar business combination transaction in which the Voting Common Shares are converted into the equity securities of another Person, from and after the effective time of such transaction, such Person shall, by virtue of such transaction, be deemed to have assumed the obligations of the Company hereunder, the term “Company” shall be deemed to refer to such Person and the term “Voting Common Stock” shall be deemed to refer to the securities received by the Purchasers in connection with such transaction. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective permitted successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

5.7 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

5.8 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective Affiliates, employees or agents) may be commenced on a non-exclusive basis in the United States District Court for the Southern District of New York sitting in the borough of Manhattan, New York. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Proceeding, any claim that it is not personally subject to the jurisdiction of the United States District Court for the Southern District of New York, or that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

5.9 Survival. Subject to applicable statute of limitations, the representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Pre-Funded Warrants.

5.10 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

5.11 Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

5.12 Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to seek specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any Loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.13 Termination.

(a) This Agreement may be terminated by the Company or by a Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing with respect to such Purchaser has not been consummated within ten (10) calendar days from the date hereof through no fault of the Company, in the case of a termination by the Company, or by such Purchaser, in the case of a termination by such Purchaser; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

(b) Nothing in this Section 5.13 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

(c) In the event of any termination of this Agreement as provided in this Section 5.13, this Agreement (other than Article V, which shall remain in full force and effect) shall forthwith become wholly void and of no further force and effect; provided that nothing herein shall relieve any party from liability for intentional breach of this Agreement. Upon a termination in accordance with this Section 5.16, the Purchaser will not have any liability to any Other Purchaser as a result therefrom.

5.14 Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

5.15 Adjustments in Stock Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Voting Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Voting Common Stock), combination or other similar recapitalization or event occurring after the date hereof and prior to Closing, each reference in any Transaction Document to a number of shares or a price per share shall be deemed to be amended to appropriately account for such event.

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

TSCAN THERAPEUTICS, INC.

By:
Name:
Title:

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

[SIGNATURE PAGES FOR PURCHASER FOLLOW]

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

[PURCHASER]

By:
Name:
Title:

Name of Purchaser (Entity in whose name the shares will be registered)	Address for notice:

Street	City State Zip

SSN/Tax ID No.:	Attn:

Phone No.:

Fax No.:

E-mail address:

Number of Warrant Shares Underlying Pre-Funded Warrant: [•] Warrant Shares

Pre-Funded Warrant Purchase Price: $4.00

Subscription Amount: $[•]

Delivery Instructions, if different from above:	c/o

Street:

City/State/Zip:

Attention:

Telephone No.:

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

EXHIBIT A

FORM OF PRE-FUNDED WARRANT

[Form of Pre-Funded Warrant as separately filed]